UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

On August 16, 2024, Knightscope, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders approved, among other items, amendments (the “Amendments”) to the Company’s amended and restated certificate of incorporation, as amended to date, to:

1.	effect a reverse stock split of the Company’s Class A Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Company’s Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments (the “Class A Reverse Stock Split Amendment”);

2.	effect a reverse stock split of the Company’s Class B Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50 (which ratio shall be the same ratio as the reverse stock split determined by the Board with respect to the Class A Common Stock), as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments (the “Class B Reverse Stock Split Amendment” and, together with the Class A Reverse Stock Split Amendment, the “Reverse Stock Split Amendment”);

3.	(i) authorize 40,000,000 shares of “blank check” preferred stock, issuable in one or more series, and (ii) implement ancillary and conforming changes in connection with the authorization of “blank check” preferred stock and to remove provisions related to the Company’s former Super Voting Preferred Stock and Ordinary Preferred Stock (in each case as defined in the Company’s amended and restated certificate of incorporation), which are no longer outstanding;

4.	provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law; and

5.	provide the exclusive forums in which certain claims relating to the Company may be brought.

The Amendments were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 5, 2024 (the “Proxy Statement”).

The Board previously approved the Amendments. On September 4, 2024, the Board selected a reverse stock split of the Class A Common Stock at a final ratio of 1-for-50 and a reverse stock split of the Class B Common Stock at a final ratio of 1-for-50 and abandoned all other reverse stock split amendments at different ratios. On September 13, 2024, the Company filed Certificates of Amendment to the amended and restated certificate of incorporation, as amended to date (the “Certificates of Amendment”) with the Secretary of State of the State of Delaware to effect the Amendments. The Reverse Stock Split Amendment became effective at 5:00 p.m. Eastern Time on the date of filing of the related Certificate of Amendment, and the remaining Amendments became effective upon filing with the Secretary of State.

The foregoing descriptions of the Certificates of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each respective Certificate of Amendment, which are filed as Exhibits 3.1, 3.2, 3.3, and 3.4 to this Current Report on Form 8-K, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024.
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024.
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: September 16, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chief Executive Officer and President